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                                                                EXHIBIT 23.1


                       Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data - Rock-Tenn" in the Registration Statement on Form S-4 and related Prospectus of Rock-Tenn Company for the registration of 1,200,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated October 24, 1996 with respect to the consolidated financial statements and schedule of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP


Atlanta, Georgia
May 12, 1997